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                                                                    EXHIBIT 99.1


                            NATIONAL PROCESSING, INC.
                         CORPORATE GOVERNANCE GUIDELINES

GENERAL PHILOSOPHY

     The board of directors of National Processing, Inc. ("National Processing") sets high standards for National Processing's employees, officers, and board of directors. Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the board of directors to serve as a prudent fiduciary for shareholders and to oversee the management of National Processing's businesses. To fulfill its responsibilities and to discharge its duty, the board of directors follows the procedures and standards that are set forth in these guidelines.

BOARD OF DIRECTOR FUNCTIONS

The board of directors shall:

     o    Review and approve strategic plans to enhance shareholder value
     o    Review corporate performance
     o Oversee and evaluate management's systems for internal control, financial reporting and public disclosure
     o    Establish corporate governance standards
     o    Oversee and evaluate senior management performance and compensation
     o Plan for effective succession of the chief executive officer and senior management
     o    Be apprised of relations with shareholders
     o    Set a tone for a climate of corporate trust and confidence
     o    Set standards for director qualification
     o    Set standards for director orientation and continuing education
     o    Undertake an annual performance evaluation of the board of directors


DIRECTOR QUALIFICATIONS

     The board of directors is responsible for reviewing, on an annual basis, the requisite skills and characteristics of members of the board of directors. This assessment will include independence, business, strategic and financial skills, as well as overall experience in the context of the needs of the board of directors as a whole. Nominees for directors will be selected by the board of directors in accordance with the policies and principles of the National Processing, Inc. Code of Regulations and these Corporate Governance Guidelines. Shareholders may submit the name and qualifications of candidates for the board of directors in proper written form to the Secretary. Each shareholder recommendation must comply with Regulation 13 of the Code of Regulations and the Securities Exchange Act of 1934, as amended.




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     There shall be no more than 9 members on the board of directors. No director may serve on more than four (4) other public company boards of directors. To preserve independence and to avoid conflicts of interest, each director shall advise the Chairman of the board of directors in advance of accepting an invitation to serve on another public company board of directors.

The following standards shall be used to determine director qualification:

     o Experience as a Chief Executive Officer, a member of senior management or a director of a nationally recognized or otherwise significant business corporation, educational institution or not-for-profit organization.

     o Serves on no more than four (4) other publicly held corporation boards of directors.

     o Serves on no more than two (2) other audit committees of the boards of directors of publicly held corporations.

     o The individual has particular skills or expertise that enhance the overall composition of the board of directors.

     There is no specified term limit that a director may serve on the National Processing board of directors. Each director will serve through their respective term and until their respective successors have been duly elected and qualified. The board of directors will review each director's performance annually to assess independence, attendance, and overall performance.

EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS

     Annually, the board of directors shall hold at least two (2) executive sessions without management. The Chairman of the Compensation Committee shall preside at the executive sessions of the board of directors.

COMMUNICATIONS WITH NON-MANAGEMENT MEMBERS OF THE BOARD OF DIRECTORS

An employee, officer or other interested party who has an interest in communicating with non-management members of the board of directors may do so by directing the communication to the Chairman of the Compensation Committee. The Chairman of the Compensation Committee is the presiding director for non-management sessions of the board of directors. Confidential messages for the Chairman of the Compensation Committee may be delivered through the COMPLIANCE HOTLINE AT: 1-866-773-4031.




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DIRECTOR RESPONSIBILITY

     Directors must exercise sound business judgment and act in what they reasonably believe to be the best interests of National Processing and its shareholders. In discharging this obligation, directors may reasonably rely on the honesty and integrity of National Processing's management as well as that of its general auditor and independent auditor.

     National Processing will purchase reasonable directors' and officers' liability insurance for the benefit of its board of directors and management. In addition, directors and management shall be entitled to reasonable indemnification to the fullest extent permitted by the Ohio Revised Code, the Articles of Incorporation and Regulation 30 of the National Processing, Inc. Code of Regulations.

     In order to effectively oversee the management of National Processing, all directors are expected to attend meetings of the board of directors and meetings of committees of the board of directors of which they are members. Directors are expected to be prepared for these meetings and to be able to devote the time required. Information and data that are important to the understanding of the business to be conducted at a board of directors or committee meeting will generally be distributed in advance of the meeting.

BOARD OF DIRECTORS COMMITTEES

     The board of directors will maintain an Audit Committee, and a Compensation Committee, and such other committees as it determines appropriate.

INDEPENDENT DIRECTORS

"Independent director" means that the director (including any member of the director's immediate family):

     o within the last five (5) years, has not received more than $100,000 per year in direct compensation from National Processing and its affiliates other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

     o within the last five (5) years has not been affiliated with or employed, by an (present or former) auditor of National Processing or an affiliate of National Processing;



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     o    within the last five (5) years, has had no personal service relationships and has not been affiliated with an organization that has a personal service relationship with National Processing, or with a member of National Processing's senior management;

     o within the last five (5) years, has not been affiliated with a not-for-profit entity that receives significant contributions from National Processing;

     o within the last five (5) years, has not had any material business relationship (such as commercial, industrial, consulting, legal, or accounting) with National Processing for which National Processing has been required to make disclosure under Regulation S-K of the Securities and Exchange Commission; and

     o within the past five (5) years, has not been part of an interlocking directorate in which an executive officer of National Processing serves on the compensation committee or a committee of a similar nature of another company that concurrently employs the director.

     Each of the Audit Committee and the Compensation Committee shall have written charters. These charters will address each committee's purpose, duties, goals and responsibilities as well as qualifications for committee membership, procedure for committee member appointment and removal, committee structure and operations, and committee reporting to the board of directors. Each charter shall be posted on the National Processing web site.

     The board of directors and each committee shall have the power to engage independent legal, financial or other advisors as it may deem necessary, without consulting or obtaining the approval of the board of directors or management of National Processing in advance.

     The Audit Committee shall have exclusive authority to engage and terminate National Processing's independent auditor. The Audit Committee shall also pre-approve all engagements of the public auditor for all non-audit services. Fees paid to the public auditor for non-audit services should not exceed the sum of the fees paid for audit and audit-related services.

     The board of directors shall have exclusive authority to engage and terminate any consultant or search firm utilized to identify or recruit director candidates and to nominate directors for election by shareholders.

     The Compensation Committee shall have exclusive authority to set the compensation of the chief executive officer and senior management.




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DIRECTOR ACCESS TO OFFICERS AND EMPLOYEES

     Directors have full and free access to officers and employees of National Processing. Any meetings or contacts that a director wishes to initiate may be arranged through the chief executive officer or the secretary or directly by the director. Directors should use their judgment to ensure that any such contact is not disruptive to the business operations of National Processing.

DIRECTOR COMPENSATION

     The form and amount of director compensation are determined by the board of directors in accordance with policies and principles set for in the National Processing, Inc. Code of Regulations. The board of directors will conduct an annual review of the director compensation.

     In order to maintain independence for members of the Audit Committee, members of the Audit Committee may not directly or indirectly receive fees or other compensation for services as a consultant, legal advisor or financial advisor, regardless of the amount. Due to the Audit Committee's time commitment and responsibilities, Audit Committee members may receive reasonable fees and compensation that are greater than those paid to other directors.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

     All new directors must participate in a comprehensive orientation to acquaint them with National Processing's strategy, long-range plans, financial statements, properties and operations, corporate governance guidelines, and the code of ethics. The orientation program will introduce new directors to National Processing's principal executives, its general auditor, and its independent auditor. All other directors are invited to attend the orientation program.

     From time to time, directors will receive information and updates on legal and regulatory changes that affect National Processing, the directors and the employees.

CRISIS MANAGEMENT

     The board of directors shall be proactive in the context of any governance, compliance or business crisis affecting National Processing. The board of directors will work with management and any outside advisors in order to assess a crisis situation and



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choose a proper course of action. The board of directors will use its best efforts to maintain and preserve the value, integrity and control of National Processing.

ANNUAL PERFORMANCE EVALUATION

     The board of directors will conduct an annual self-evaluation of itself and its committees to determine whether they are functioning effectively. The board of directors will survey and receive comments from each director and report annually to the board of directors with an assessment of the board of director's performance.























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